UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2025

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15268 NW Greenbrier Pkwy, Beaverton, OR	97006
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement and Exchange Agreements

As previously disclosed, on August 4, 2025, Datavault AI Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Purchasers agreed to purchase from the Company in a registered direct offering (the “Offering”), senior secured convertible notes having an aggregate principal amount of $6,666,666 (the “Initial Notes”) for an aggregate purchase price of $6,000,000 and senior secured convertible notes having an aggregate principal amount of $6,666,666 (the “Additional Notes”, and together with the Initial Notes, the “Notes”) for an aggregate purchase price of $6,000,000 upon satisfaction of certain closing conditions applicable to the Initial Notes and Additional Notes, respectively.

Pursuant to the Purchase Agreement, on August 4, 2025, the Company entered into exchange agreements (each, an “Exchange Agreement”) with certain holders (the “Holders”) of the Company’s common stock purchase warrants. Pursuant to the Exchange Agreements, the Holders agreed to exchange (a) their common stock purchase warrants exercisable for an aggregate of approximately 31 million shares of Common Stock, for (b) the same number of shares (the “Exchange Shares”) of Common Stock, subject to receipt of the Stockholder Approval (as defined below).

The Exchange Shares, once the Stockholder Approval is obtained, will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) thereof.

Initial Closing

The closing of Initial Notes (the “Initial Closing”) occurred on August 6, 2025. The closing of the Additional Notes (the “Additional Closing,” and together with the Initial Closing, the “Closings”), subject to the satisfaction of certain additional closing conditions, will take place on or after the date that is 20 calendar days after the mailing by the Company of a definitive information statement on Schedule 14(c) with respect to the approval, by written consent of the Company’s stockholders, of the issuance of the shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) issuable upon conversion of the Notes and the issuance of the shares of Common Stock pursuant to the Exchange Agreements (as defined below) (the “Stockholder Approval”).

The Notes and Conversion Shares (as defined herein) were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-288538), which was initially filed with the Securities and Exchange Commission on July 7, 2025, and was declared effective by the Commission on July 9, 2025, the prospectus contained therein and a prospectus supplement relating to the Offering dated August 4, 2025.

Obligations Under the Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed, subject to certain exceptions, (i) not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of shares of Common Stock or securities convertible into shares of Common Stock until 45 days after the date of each Closing, and (ii) not to issue certain securities if the issuance would constitute a Variable Rate Transaction (as such term is defined in the Purchase Agreement) until no Purchasers holds any Notes.

Pursuant to the Purchase Agreement, until the date that is 18 months after the date on which the Notes are no longer outstanding, the Purchasers have the right, but not the obligation, to participate in any issuance by the Company of any debt, preferred stock, shares of Common Stock or securities convertible into shares of Common Stock (a “Subsequent Financing”) up to a maximum of 65% of such Subsequent Financing on the same terms, conditions and price provided to other investors in such Subsequent Financing.

Notes

The Notes carry a 10% original issue discount, and mature 18 months from the date of issuance. No interest accrues during the term of the Notes, unless an event of default occurs, in which case interest will accrue at a rate of 12% per annum. The obligations under these Notes rank senior to all other existing indebtedness and equity of the Company. The Notes are convertible at any time beginning on the date of Stockholder Approval at the option of the holders thereof, in whole or in part, into such number of shares of Common Stock (the “Conversion Shares”) at an initial conversion price equal to $1.00 per share (the “Conversion Price”). Alternatively, following the date of the Stockholder Approval, the Notes are convertible at the holder’s election, at a price (the “Alternate Conversion Price”) equal to the greater of (x) the Floor Price (as defined below) and (y) 80% of the lowest volume weighted adjusted price of the shares of Common Stock (the “VWAP”) in the twenty (20) trading days prior to the applicable conversion date (“Alternate Conversions”).

The conversion price of the Notes is subject to a floor price of $0.1019 (the “Floor Price”).

In the event the Alternate Conversion Price would be lower than the Floor Price, the Company is required to compensate the holders of the Notes by paying the holders in cash an amount (the “Alternate Conversion Floor Amount”) equal to the product obtained by multiplying (A) the VWAP on the day the holder delivers the applicable conversion notice and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the holder on the applicable share delivery date with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable conversion amount that the holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without being limited by the Floor Price.

Under the Notes, the Company is required to use up to 20% of the proceeds from future financings to redeem the Notes in an amount equal to the aggregate principal amount of the Notes being redeemed from such proceeds multiplied by 105%.

The Notes contain 4.99/9.99% beneficial ownership limitations and customary provisions regarding events of defaults and negative covenants.

Security Agreement and Guarantee

At the Initial Closing, on August 6, 2025, (i) the Company entered into a security agreement (the “Security Agreement”), which granted to the holders of the Notes a security interest in all of the assets of the Company, and (ii) a subsidiary of the Company entered into a subsidiary guarantee (the “Subsidiary Guarantee”), pursuant to which such subsidiary guaranteed the Company’s obligations under the Notes.

Amendment of Prior Notes

On August 6, 2025, the Company entered into agreements with the Purchasers to amend those certain senior secured convertible notes issued on April 3, 2025 and May 21, 2025 (collectively, the “Prior Notes”) under a securities purchase agreement dated as of March 31, 2025 between the Company and the Purchasers in accordance with a certain Senior Secured Convertible Note Amendment (the “Note Amendment”), pursuant to which the conversion price under an “Alternate Conversion” (as defined in the Prior Notes) was revised from (a) the greater of (x) the floor price set forth in the Prior Notes and (y) 90% of the lowest VWAP in the ten (10) trading days prior to the applicable date for the Alternate Conversion to (b) the greater of (x) the floor price set forth in the Prior Notes and (y) 80% of the lowest VWAP in the twenty (20) trading days prior to the applicable date for the Alternate Conversion.

Placement Agency Agreement

In connection with the Offering, on August 4, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Offering. Pursuant to the Placement Agency Agreement, at the Initial Closing, the Company paid the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised in the Initial Closing and reimburse the Placement Agent $15,000 for expenses in connection with the Offering.

The foregoing does not purport to be a complete description of each of the Purchase Agreement, the Notes, the Security Agreement, the Subsidiary Guarantee, the Exchange Agreements, the Note Amendment and the Placement Agency Agreement, and is qualified in its entirety by reference to the full text of each of such document, which are filed as exhibits to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Exchange Agreements and Exchange Shares is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025).
10.1	Form of Securities Purchase Agreement, dated August 4, 2025 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025).
10.2	Form of Security Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025).
10.3	Form of Subsidiary Guarantee (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025).
10.4	Form of Exchange Agreement, dated August 4, 2025 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025).
10.5	Form of Note Amendment (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025).
10.6	Placement Agency Agreement, dated August 4, 2025 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAVAULT AI INC.

Date: August 12, 2025	By:	/s/ Brett Moyer
	Name:	Brett Moyer
	Title:	Chief Financial Officer